Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-205968

PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus dated July 30, 2015,
as supplemented by Prospectus Supplement dated August 10, 2015 and Prospectus Supplement No. 2 dated August 31, 2015)

GLOBALSTAR, INC.
6,352,972 SHARES OF
COMMON STOCK

This Prospectus Supplement No. 3 supplements the prospectus dated July 30, 2015, as supplemented by the prospectus supplement dated August 10, 2015 and the prospectus supplement No. 2 dated August 31, 2015. This prospectus supplement should be read in conjunction with the prospectus and the previous prospectus supplements, and is qualified in its entirely by reference to the prospectus and the previous prospectus supplements, except to the extent that the information presented herein supersedes the information contained in the prospectus or the previous prospectus supplement. This Prospectus Supplement No. 3 is not complete without, and may not be delivered or utilized, except in connection with the prospectus, including any amendments or supplements thereto.
Unless the context otherwise indicates, references in this prospectus supplement to the “accompanying prospectus” refer to the prospectus dated July 30, 2015, as supplemented by the prospectus supplement dated August 10, 2015 and the prospectus supplement No. 2 dated August 31, 2015.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,113,924 shares of our voting common stock to Terrapin Opportunity, L.P., or Terrapin, pursuant to a Common Stock Purchase Agreement between us and Terrapin dated as of August 7, 2015, which we refer to as the Purchase Agreement, at a price of approximately $1.02 per share. The total purchase price for the shares is $6.5 million. We will receive net proceeds from the sale of these shares of approximately $6.45 million, after deducting our estimated offering expenses of approximately $50,000 in connection with this offering.
This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Terrapin to the public. Terrapin is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sales of shares of our common stock by Terrapin and any discounts, commissions or concessions received by Terrapin may be deemed to be underwriting discounts and commissions under the Securities Act.
We expect to issue these shares to Terrapin on or about February 25, 2016. Our common stock is traded on the NYSE MKT under the trading symbol “GSAT.” On February 25, 2016, the last reported sales price for our common stock was $1.32 per share.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE S3-4 OF THIS PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is February 26, 2016

Prospectus Supplement No. 3

About This Prospectus Supplement	S3-1
Prospectus Supplement Summary	S3-1
The Offering	S3-2
Risk Factors	S3-3
Forward-Looking Information	S3-3
Use of Proceeds	S3-4
Dividend Policy	S3-4
Plan of Distribution	S3-5
Legal Matters	S3-6
Experts	S3-6
Where You Can Find More Information	S3-7
Incorporation By Reference	S3-8

Prospectus Supplement No. 2

About This Prospectus Supplement	S2-1
Prospectus Supplement Summary	S2-1
The Offering	S2-2
Risk Factors	S2-3
Forward-Looking Information	S2-3
Use of Proceeds	S2-4
Dividend Policy	S2-4
Plan of Distribution	S2-5
Legal Matters	S2-7
Experts	S2-7
Where You Can Find More Information	S2-7
Incorporation By Reference	S2-8

Prospectus Supplement No. 1

About This Prospectus Supplement	S-1
Prospectus Supplement Summary	S-2
The Offering	S-3
Risk Factors	S-4
Forward-Looking Information	S-5
Use of Proceeds	S-6
Dividend Policy	S-7
Plan of Distribution	S-7
Legal Matters	S-9
Experts	S-9
Where You Can Find More Information	S-9
Incorporation By Reference	S-10

Prospectus
About this Prospectus	1
Where You Can Find More Information	5
Incorporation of Certain Information by Reference	5
Cautionary Statements Regarding Forward-Looking Statements	6
Risk Factors	6
Use of Proceeds	6
Ratios of Earnings to Fixed Charges	7
Description of Debt Securities	7
Description of Capital Stock	16
Description of Warrants	21
Plan of Distribution	21
Legal Matters	23
Experts	23

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated July 30, 2015, as supplemented by the accompanying prospectus supplement, dated August 10, 2015, and accompany prospectus supplement, dated August 31, 2015, are part of a registration statement on Form S-3 (File No. 333-205968), which we refer to as the Registration Statement, that we filed with the Securities and Exchange Commission, or the SEC, using the "shelf" registration process, and that was deemed effective on July 31, 2015. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $75 million. We filed post-effective amendments to the Form S-3 to convert the automatic shelf registration statement to a non-automatic shelf registration statement for sales of securities with an aggregate offering price of $150 million.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Globastar," "we," "us," or "our" refer to Globalstar, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

We are not making any representation to you regarding the legality of an investment in the securities by you under applicable law. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S3-1

 PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item IA. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and elsewhere in the documents incorporated by reference. All references in this prospectus supplement to "$" are to U.S. dollars.

S3-1

The Company

We are a leading provider of mobile voice and data communication services via satellite. Our communications platform extends to telecommunication beyond the boundaries of terrestrial wireline and wireless telecommunications made to serve our customers’ desire for connectivity. Using in-orbit satellites and ground stations, which we call gateways, we offer voice and data communication services to government agencies, businesses and other customers in over 120 countries.

Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website address is www.globalstar.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus supplement.

THE OFFERING

Common stock offered by us	6,352,972 shares
Common stock to be outstanding immediately after this offering	910,843,013 shares
NYSE MKT Symbol	GSAT
Risk Factors
Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the "Risk Factors" section of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 25, 2016, and is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the implementation of our business plan and cause the price of our common stock to decline.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price.

If we elect to draw down amounts under the Purchase Agreement, which will result in the sale to Terrapin of additional shares of our voting common stock, any such draw downs will have a dilutive impact on our existing stockholders. Terrapin may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline. To the extent of any such decline, any subsequent draw downs would require us to issue a greater number of shares of common stock to Terrapin in exchange for each dollar of proceeds received from the draw down. Under these circumstances, our existing stockholders would experience greater dilution and the total amount of the financing that we will be able to raise pursuant to the Purchase Agreement could be significantly lower than $75.0 million. Although Terrapin is precluded from short sales of shares acquired under the Purchase Agreement, the sale of our common stock under the Purchase Agreement, or the perception that such sales could occur, may encourage short sales by third parties, which could contribute to further decline of our stock price.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the "safe harbor" created by those sections. Examples of these statements include, but are not limited to, statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus supplement regarding matters that are not historical facts, involve predictions.

These forward-looking statements are generally identified by words such as "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this in this prospectus supplement and the accompanying prospectus or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share. We expect that our net maximum proceeds from the shares offered hereby will be $6,500,000.

We intend to use the net proceeds from this offering for general corporate purposes, including as “equity cure contributions,” as defined in our principal loan agreements, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings to fund the operations of our business and do not anticipate paying dividends on the common stock in the foreseeable future. Our Facility Agreement prohibits us from paying dividends.

S3-2

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement dated as of August 7, 2015 with Terrapin pursuant to which we may, subject to certain conditions, require Terrapin to purchase up to $75,000,000 of shares of our voting common stock over the 24-month term following the date of the agreement. From time to time over the 24-month term, and in our sole discretion, we may present Terrapin with up to 24 notices requiring Terrapin (or a greater number as agreed by the parties) to purchase a specified dollar amount of shares of our voting common stock, at or above a minimum price per share (the “Threshold Price”) that we specify in our notice, less a discount ranging from 2.75% to 4.00%. Terrapin will purchase the shares over every business day in a ten-day period (a “Pricing Period”) on which the volume weighted average price of our common stock exceeds the Threshold Price. The number of shares to be purchased on each day of the Pricing Period, and the price therefor, will be determined by a formula based on the volume weighted average price of the shares on that day and the total amount and Threshold Price of the shares which we have specified. If, on any day in the Pricing Period, the volume weighted average price of our common stock is less than the Threshold Price, then Terrapin will not be required to purchase any shares, and the total amount of shares which Terrapin is required to purchase during that Pricing Period will be reduced, unless Terrapin elects to purchase those shares at the Threshold Price, less the applicable discount. The maximum number of shares which we may require Terrapin to purchase in any Pricing Period depends upon the Threshold Price we elect, but the aggregate price of the shares issued in any Pricing Period may not exceed $40,000,000. In addition to the shares described above, in our sole discretion, but subject to certain limitations, in any Pricing Period we may offer Terrapin the right to purchase all or any portion of an amount of additional shares of our voting common stock at a price based in part on the daily volume weighted average price of our voting common stock.

We may not sell to Terrapin under the Purchase Agreement any shares of voting common stock which, if aggregated with all other shares of voting common stock then beneficially owned by Terrapin and its affiliates, would result in the beneficial ownership by Terrapin and its affiliates of more than 9.9% of the outstanding shares of our voting common stock on the date of sale. Furthermore, we may not sell to Terrapin more than 177,944,443 shares of voting common stock (19.9% of the outstanding shares of our voting common stock immediately prior to the execution of the Purchase Agreement) in the aggregate, unless and until our stockholders approve the transactions contemplated by the Purchase Agreement in accordance with the rules of the NYSE MKT. We have agreed to seek this approval. Subject to certain conditions, this aggregate share limitation will be inapplicable if the sales of common stock to Terrapin under the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the common stock as calculated in accordance with the applicable rules of the NYSE MKT. We also may not sell or offer to sell shares to Terrapin during any period in which we possess material non-public information or unless we comply with certain additional requirements, within 24 hours after we file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

We have agreed to pay up to $35,000 of Terrapin’s legal fees and expenses. No additional legal fees incurred by Terrapin are payable by us in connection with any sale of shares to Terrapin.

In addition to our issuance of an aggregate of $75,000,000 of our shares of voting common stock to Terrapin pursuant to the Purchase Agreement, the Registration Statement also covers the sale of those shares from time to time by Terrapin to the public. Terrapin in an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Terrapin has informed us that it will use an unaffiliated broker-dealer to effectuate all sale, if any, of our voting common stock that it may purchase from us pursuant to the Purchase Agreement. These sales may be made on the NYSE MKT, or any other exchange on which our voting common stock may be traded at that time, at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Terrapin has informed us that each such broker-dealer will receive fees and commissions from Terrapin that will not exceed customary brokerage fees and commissions. Terrapin will also pay other expenses associated with the sale of the voting common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock may be sold in one or more of the following manners:

S3-3

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Terrapin has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Terrapin no any of its affiliates will, directly or indirectly, sell for value any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Terrapin has agreed that prior to and during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our voting common stock except that Terrapin may sell shares that it is obligated to purchase under a pending draw down notice of which it has not yet taken possession if Terrapin covers any such sales with the shares purchased pursuant to the draw down notice. Terrapin has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition Terrapin and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by Terrapin or any unaffiliated broker-dealer. Under these rules and regulations, Terrapin and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker that offers shares of our common stock covered by this prospectus supplement and the accompanying prospectus that is a part of our Registration Statement with the number of copies of this prospectus and the accompanying prospectus that are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of voting common stock purchased by and sold to Terrapin and any unaffiliated broker-dealers.

We have agreed to indemnify Terrapin and its affiliates for losses related to a breach of our representations and warranties under the Purchase Agreement or any action instituted against Terrapin or its affiliates due to the transactions contemplated by the Purchase Agreement, subject to certain limitations.

Terrapin has agreed to indemnify and hold harmless us and each of our directors, employees and affiliates and persons who control us, against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Terrapin to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Merriman Capital, Inc. (“Merriman”), member FINRA/SIPC, serves as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to an Engagement Letter, which was assigned by Financial West Group, member FINRA/SIPC, and assumed by Merriman, we have agreed to indemnify and hold harmless Merriman against certain liabilities, including certain liabilities under the Securities Act.

Please also see the information set forth under the caption "Plan of Distribution" in the accompanying prospectus. For more information, please see the section entitled "Incorporation by Reference" in this prospectus supplement.

S3-4

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio.

EXPERTS

Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's website at http://www.sec.gov.

S3-5

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33117):

•	Our Current Report on Form 8-K filed with the SEC on February 25, 2016.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016 (as amended); and

•
The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on October 30, 2006, including any amendments thereto or reports filed for the purpose of updating this information.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Globalstar, Inc.
Attention: Investor Relations
300 Holiday Boulevard
Covington, Louisiana 70433
Telephone: (985) 335-1505

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-205968

PROSPECTUS SUPPLEMENT NO. 2
(To Prospectus dated July 30, 2015,
as supplemented by Prospectus Supplement dated August 10, 2015)

GLOBALSTAR, INC.
9,336,160 SHARES OF
COMMON STOCK

This Prospectus Supplement No. 2 supplements the prospectus dated July 30, 2015, as supplemented by the prospectus supplement dated August 10, 2015. This prospectus supplement should be read in conjunction with the prospectus and the previous prospectus supplement, and is qualified in its entirely by reference to the prospectus and the previous prospectus supplement, except to the extent that the information presented herein supersedes the information contained in the prospectus or the previous prospectus supplement. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized, except in connection with the prospectus, including any amendments or supplements thereto.

Unless the context otherwise indicates, references in this prospectus supplement to the “accompanying prospectus” refer to the prospectus dated July 30, 2015, as supplemented by the prospectus supplement dated August 10, 2015.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 9,336,160 shares of our voting common stock to Terrapin Opportunity, L.P., or Terrapin, pursuant to a Common Stock Purchase Agreement between us and Terrapin dated as of August 7, 2015, which we refer to as the Purchase Agreement, at a price of approximately $1.61 per share. The total purchase price for the shares is $15 million. We will receive net proceeds from the sale of these shares of approximately $14.9 million, after deducting our estimated offering expenses of approximately $0.1 million in connection with this offering.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Terrapin to the public. Terrapin is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sales of shares of our common stock by Terrapin and any discounts, commissions or concessions received by Terrapin may be deemed to be underwriting discounts and commissions under the Securities Act.

We expect to issue these shares to Terrapin on or about August 31, 2015. Our common stock is traded on the NYSE MKT under the trading symbol “GSAT.” On August 31, 2015, the last reported sales price for our common stock was $1.76 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE S2-3 OF THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 31, 2015

Prospectus Supplement No. 2

About This Prospectus Supplement	S2-1
Prospectus Supplement Summary	S2-1
The Offering	S2-2
Risk Factors	S2-3
Forward-Looking Information	S2-3
Use of Proceeds	S2-4
Dividend Policy	S2-4
Plan of Distribution	S2-5
Legal Matters	S2-7
Experts	S2-7
Where You Can Find More Information	S2-7
Incorporation By Reference	S2-8

Prospectus Supplement No. 1

About This Prospectus Supplement	S-1
Prospectus Supplement Summary	S-2
The Offering	S-3
Risk Factors	S-4
Forward-Looking Information	S-5
Use of Proceeds	S-6
Dividend Policy	S-7
Plan of Distribution	S-7
Legal Matters	S-9
Experts	S-9
Where You Can Find More Information	S-9
Incorporation By Reference	S-10

Prospectus
About this Prospectus	1
Where You Can Find More Information	5
Incorporation of Certain Information by Reference	5
Cautionary Statements Regarding Forward-Looking Statements	6
Risk Factors	6
Use of Proceeds	6
Ratios of Earnings to Fixed Charges	7
Description of Debt Securities	7
Description of Capital Stock	16
Description of Warrants	21
Plan of Distribution	21
Legal Matters	23
Experts	23

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated July 30, 2015, as supplemented by the accompanying prospectus supplement, dated August 10, 2015, are part of a registration statement on Form S-3 (File No. 333-205968), which we refer to as the Registration Statement, that we filed with the Securities and Exchange Commission, or the SEC, using the "shelf" registration process, and that was deemed effective on July 31, 2015. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $75 million.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Globalstar," "we," "us," or "our" refer to Globalstar, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

We are not making any representation to you regarding the legality of an investment in the securities by you under applicable law. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

 PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item IA. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and elsewhere in the documents incorporated by reference. All references in this prospectus supplement to "$" are to U.S. dollars.

The Company

We are a leading provider of mobile voice and data communication services via satellite. Our communications platform extends to telecommunication beyond the boundaries of terrestrial wireline and wireless telecommunications made to serve our customers’ desire for connectivity. Using in-orbit satellites and ground stations, which we call gateways, we offer voice and data communication services to government agencies, businesses and other customers in over 120 countries.

Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website address is www.globalstar.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus supplement.

THE OFFERING

Common stock offered by us	9,336,160 shares
Common stock to be outstanding immediately after this offering	903,595,475 shares
NYSE MKT Symbol	GSAT
Risk Factors
Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the "Risk Factors" section of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the implementation of our business plan and cause the price of our common stock to decline.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price.

If we elect to draw down amounts under the Purchase Agreement, which will result in the sale to Terrapin of additional shares of our voting common stock, any such draw downs will have a dilutive impact on our existing stockholders. Terrapin may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline. To the extent of any such decline, any subsequent draw downs would require us to issue a greater number of shares of common stock to Terrapin in exchange for each dollar of proceeds received from the draw down. Under these circumstances, our existing stockholders would experience greater dilution and the total amount of the financing that we will be able to raise pursuant to the Purchase Agreement could be significantly lower than $75.0 million. Although Terrapin is precluded from short sales of shares acquired under the Purchase Agreement, the sale of our common stock under the Purchase Agreement, or the perception that such sales could occur, may encourage short sales by third parties, which could contribute to further decline of our stock price.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the "safe harbor" created by those sections. Examples of these statements include, but are not limited to, statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus supplement regarding matters that are not historical facts, involve predictions.

These forward-looking statements are generally identified by words such as "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share. We expect that our net maximum proceeds will be up to approximately $72,500,000. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $75,000,000 in gross offering proceeds permitted by this prospectus supplement.

We intend to use the net proceeds from this offering for general corporate purposes, including as “equity cure contributions,” as defined in our principal loan agreements, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings to fund the operations of our business and do not anticipate paying dividends on the common stock in the foreseeable future. Our Facility Agreement prohibits us from paying dividends.

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement dated as of August 7, 2015 with Terrapin pursuant to which we may, subject to certain conditions, require Terrapin to purchase up to $75,000,000 of shares of our voting common stock over the 24-month term following the date of the agreement. From time to time over the 24-month term, and in our sole discretion, we may present Terrapin with up to 24 notices requiring Terrapin (or a greater number as agreed by the parties) to purchase a specified dollar amount of shares of our voting common stock, at or above a minimum price per share (the “Threshold Price”) that we specify in our notice, less a discount ranging from 2.75% to 4.00%. Terrapin will purchase the shares over every business day in a ten-day period (a “Pricing Period”) on which the volume weighted average price of our common stock exceeds the Threshold Price. The number of shares to be purchased on each day of the Pricing Period, and the price therefore, will be determined by a formula based on the volume weighted average price of the shares on that day and the total amount and Threshold Price of the shares which we have specified. If, on any day in the Pricing Period, the volume weighted average price of our common stock is less than the Threshold Price, then Terrapin will not be required to purchase any shares, and the total amount of shares which Terrapin is required to purchase during that Pricing Period will be reduced, unless Terrapin elects to purchase those shares at the Threshold Price, less the applicable discount. The maximum number of shares which we may require Terrapin to purchase in any Pricing Period depends upon the Threshold Price we elect, but the aggregate price of the shares issued in any Pricing Period may not exceed $40,000,000. In addition to the shares described above, in our sole discretion, but subject to certain limitations, in any Pricing Period we may offer Terrapin the right to purchase all or any portion of an amount of additional shares of our voting common stock at a price based in part on the daily volume weighted average price of our voting common stock.

We may not sell to Terrapin under the Purchase Agreement any shares of voting common stock which, if aggregated with all other shares of voting common stock then beneficially owned by Terrapin and its affiliates, would result in the beneficial ownership by Terrapin and its affiliates of more than 9.9% of the outstanding shares of our voting common stock on the date of sale. Furthermore, we may not sell to Terrapin more than 177,944,443 shares of voting common stock (19.9% of the outstanding shares of our voting common stock immediately prior to the execution of the Purchase Agreement) in the aggregate, unless and until our stockholders approve the transactions contemplated by the Purchase Agreement in accordance with the rules of the NYSE MKT. We have agreed to seek this approval. Subject to certain conditions, this aggregate share limitation will be inapplicable if the sales of common stock to Terrapin under the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the common stock as calculated in accordance with the applicable rules of the NYSE MKT. We also may not sell or offer to sell shares to Terrapin during any period in which we possess material non-public information or unless we comply with certain additional requirements, within 24 hours after we file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

We have agreed to pay up to $35,000 of Terrapin’s legal fees and expenses. No additional legal fees incurred by Terrapin are payable by us in connection with any sale of shares to Terrapin.

In addition to our issuance of an aggregate of $75,000,000 of our shares of voting common stock to Terrapin pursuant to the Purchase Agreement, the Registration Statement also covers the sale of those shares from time to time by Terrapin to the public. Terrapin in an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Terrapin has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of our voting common stock that it may purchase from us pursuant to the Purchase Agreement. These sales may be made on the NYSE MKT, or any other exchange on which our voting common stock may be traded at that time, at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Terrapin has informed us that each such broker-dealer will receive fees and commissions from Terrapin that will not exceed customary brokerage fees and commissions. Terrapin will also pay other expenses associated with the sale of the voting common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Terrapin has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Terrapin no any of its affiliates will, directly or indirectly, sell for value any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Terrapin has agreed that prior to and during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our voting common stock except that Terrapin may sell shares that it is obligated to purchase under a pending draw down notice of which it has not yet taken possession if Terrapin covers any such sales with the shares purchased pursuant to the draw down notice. Terrapin has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition Terrapin and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by Terrapin or any unaffiliated broker-dealer. Under these rules and regulations, Terrapin and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker that offers shares of our common stock covered by this prospectus supplement and the accompanying prospectus that is a part of our Registration Statement with the number of copies of this prospectus and the accompanying prospectus that are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of voting common stock purchased by and sold to Terrapin and any unaffiliated broker-dealers.

We have agreed to indemnify Terrapin and its affiliates for losses related to a breach of our representations and warranties under the Purchase Agreement or any action instituted against Terrapin or its affiliates due to the transactions contemplated by the Purchase Agreement, subject to certain limitations.

Terrapin has agreed to indemnify and hold harmless us and each of our directors, employees and affiliates and persons who control us, against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Terrapin to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Financial West Group, member FINRA SIPC (“FWG”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to their Engagement Letter, we have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

Please also see the information set forth under the caption "Plan of Distribution" in the accompanying prospectus. For more information, please see the section entitled "Incorporation by Reference" in this prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio.

EXPERTS

Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's website at http://www.sec.gov.
INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33117):

•	Our Current Report on Form 8-K filed with the SEC on August 10, 2015 and August 31, 2015.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015 (the "2014 Form 10-K");

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 8, 2015 August 10, 2015 respectively;

•	The information specifically incorporated by reference into the 2014 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015; and

•
The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on October 30, 2006, including any amendments thereto or reports filed for the purpose of updating this information.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Globalstar, Inc.
Attention: Investor Relations
300 Holiday Boulevard
Covington, Louisiana 70433
Telephone: (985) 335-1538

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-205968

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 30, 2015)

GLOBALSTAR, INC.
$75,000,000
COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $75,000,000 of shares of our voting common stock to Terrapin Opportunity, L.P., or Terrapin, pursuant to a Common Stock Purchase Agreement between us and Terrapin dated as of August 7, 2015, which we refer to as the Purchase Agreement. The offering price of such shares, net of commissions payable by us, will be at a discount ranging between 2.75 to 4.00% of the volume weighted average price of our common stock at the time of sale, as reported on NYSE MKT, but not less than a minimum price specified by us. The specific terms of any offering of securities, other than the shares of common stock we agreed to issue to Terrapin pursuant to the terms of the Purchase Agreement, will be described in a further prospectus supplement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Terrapin to the public. Terrapin is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sale of shares of our common stock by Terrapin and any discounts, commissions or concessions received by Terrapin may be deemed to be underwriting discounts and commissions under the Securities Act.

Our common stock is traded on the NYSE MKT under the trading symbol "GSAT." On August 7, 2015, the last reported sales price for our common stock was $1.90 per share.
________________

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 10, 2015

Prospectus Supplement
About This Prospectus Supplement	S-1
Prospectus Supplement Summary	S-2
The Offering	S-3
Risk Factors	S-4
Forward-Looking Information	S-5
Use of Proceeds	S-6
Dividend Policy	S-7
Plan of Distribution	S-7
Legal Matters	S-9
Experts	S-9
Where You Can Find More Information	S-9
Incorporation By Reference	S-10

Prospectus
About this Prospectus	1
Where You Can Find More Information	5
Incorporation of Certain Information by Reference	5
Cautionary Statements Regarding Forward-Looking Statements	6
Risk Factors	6
Use of Proceeds	6
Ratios of Earnings to Fixed Charges	7
Description of Debt Securities	7
Description of Capital Stock	16
Description of Warrants	21
Plan of Distribution	21
Legal Matters	23
Experts	23

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus, dated July 30, 2015, which is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-205968), which we refer to as the Registration Statement, that we filed with the Securities and Exchange Commission, or the SEC, using the "shelf" registration process, and that was deemed effective on July 31, 2015. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $75 million.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also supplements, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Globalstar," "we," "us," or "our" refer to Globalstar, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

We are not making any representation to you regarding the legality of an investment in the securities by you under applicable law. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item IA. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, and elsewhere in the documents incorporated by reference. All references in this prospectus supplement to "$" are to U.S. dollars.

The Company

We are a leading provider of mobile voice and data communication services via satellite. Our communications platform extends to telecommunication beyond the boundaries of terrestrial wireline and wireless telecommunications made to serve our customers’ desire for connectivity. Using in-orbit satellites and ground stations, which we call gateways, we offer voice and data communication services to government agencies, businesses and other customers in over 120 countries.

Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number is (985) 335-1500. Our website address is www.globalstar.com. The information contained in, or that can be accessed through, our web site is not part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of voting common stock with aggregate gross sale proceeds of up to $75.0 million.
Proceeds of offering
The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share. We expect that our maximum net proceeds, after discounts and offering expenses, will be up to approximately $72,500,000. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $75,000,000 in gross offering proceeds permitted by this prospectus supplement.

Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including as “equity cure contributions,” as defined in our principal loan agreements. See "Use of Proceeds" on page S-8 of this prospectus supplement.
We have never declared or paid any dividends to the holders of our common stock, and we do not expect to pay cash dividends in the foreseeable future. Our current principal loan facility prohibits the payment of cash dividends.

NYSE MKT Symbol	GSAT
Risk Factors
Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the "Risk Factors" section of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Effective Date	The Purchase Agreement governing this offering became effective on August 7, 2015.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the implementation of our business plan and cause the price of our common stock to decline.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price.

If we elect to draw down amounts under the Purchase Agreement, which will result in the sale to Terrapin of additional shares of our voting common stock, any such draw downs will have a dilutive impact on our existing stockholders. Terrapin may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline. To the extent of any such decline, any subsequent draw downs would require us to issue a greater number of shares of common stock to Terrapin in exchange for each dollar of proceeds received from the draw down. Under these circumstances, our existing stockholders would experience greater dilution and the total amount of the financing that we will be able to raise pursuant to the Purchase Agreement could be significantly lower than $75.0 million. Although Terrapin is precluded from short sales of shares acquired under the Purchase Agreement, the sale of our common stock under the Purchase Agreement, or the perception that such sales could occur, may encourage short sales by third parties, which could contribute to further decline of our stock price.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the "safe harbor" created by those sections. Examples of these statements include, but are not limited to, statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus supplement regarding matters that are not historical facts, involve predictions.

These forward-looking statements are generally identified by words such as "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this in this prospectus supplement and the accompanying prospectus or documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share. We expect that our net maximum proceeds will be up to approximately $72,500,000. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $75,000,000 in gross offering proceeds permitted by this prospectus supplement.

We intend to use the net proceeds from this offering for general corporate purposes, including as “equity cure contributions,” as defined in our principal loan agreements, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses that we will pay in connection with the issuance and distribution of the common stock. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$8,715
Fees and expenses of accountants	5,000
Fees and expenses of our legal counsel	15,000
Fees and expenses of Terrapin’s legal counsel	35,000
Printing and engraving expenses	1,000
Miscellaneous	2,785

Total	$67,500

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings to fund the operations of our business and do not anticipate paying dividends on the common stock in the foreseeable future. Our Facility Agreement prohibits us from paying dividends.

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement dated as of August 7, 2015 with Terrapin pursuant to which we may, subject to certain conditions, require Terrapin to purchase up to $75,000,000 of shares of our voting common stock over the 24-month term following the date of the agreement. From time to time over the 24-month term, and in our sole discretion, we may present Terrapin with up to 24 notices requiring Terrapin (or a greater number as agreed by the parties) to purchase a specified dollar amount of shares of our voting common stock, at or above a minimum price per share (the “Threshold Price”) that we specify in our notice, less a discount ranging from 2.75% to 4.00%. Terrapin will purchase the shares over every business day in a ten-day period (a “Pricing Period”) on which the volume weighted average price of our common stock exceeds the Threshold Price. The number of shares to be purchased on each day of the Pricing Period, and the price therefore, will be determined by a formula based on the volume weighted average price of the shares on that day and the total amount and Threshold Price of the shares which we have specified. If, on any day in the Pricing Period, the volume weighted average price of our common stock is less than the Threshold Price, then Terrapin will not be required to purchase any shares, and the total amount of shares which Terrapin is required to purchase during that Pricing Period will be reduced, unless Terrapin elects to purchase those shares at the Threshold Price, less the applicable discount. The maximum number of shares which we may require Terrapin to purchase in any Pricing Period depends upon the Threshold Price we elect, but the aggregate price of the shares issued in any Pricing Period may not exceed $40,000,000. In addition to the shares described above, in our sole discretion, but subject to certain limitations, in any Pricing Period we may offer Terrapin the right to purchase all or any portion of an amount of additional shares of our voting common stock at a price based in part on the daily volume weighted average price of our voting common stock.

We may not sell to Terrapin under the Purchase Agreement any shares of voting common stock which, if aggregated with all other shares of voting common stock then beneficially owned by Terrapin and its affiliates, would result in the beneficial ownership by Terrapin and its affiliates of more than 9.9% of the outstanding shares of our voting common stock on the date of sale. Furthermore, we may not sell to Terrapin more than 177,944,443 shares of voting common stock (19.9% of the outstanding shares of our voting common stock immediately prior to the execution of the Purchase Agreement) in the aggregate, unless and until our stockholders approve the transactions contemplated by the Purchase Agreement in accordance with the rules of the NYSE MKT. We have agreed to seek this approval. Subject to certain conditions, this aggregate share limitation will be inapplicable if the sales of common stock to Terrapin under the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the common stock as calculated in accordance with the applicable rules of the NYSE MKT. We also may not sell or offer to sell shares to Terrapin during any period in which we possess material non-public information or unless we comply with certain additional requirements, within 24 hours after we file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

We have agreed to pay up to $35,000 of Terrapin’s legal fees and expenses. No additional legal fees incurred by Terrapin are payable by us in connection with any sale of shares to Terrapin.

In addition to our issuance of an aggregate of $75,000,000 of our shares of voting common stock to Terrapin pursuant to the Purchase Agreement, the Registration Statement also covers the sale of those shares from time to time by Terrapin to the public. Terrapin in an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Terrapin has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of our voting common stock that it may purchase from us pursuant to the Purchase Agreement. These sales may be made on the NYSE MKT, or any other exchange on which our voting common stock may be traded at that time, at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Terrapin has informed us that each such broker-dealer will receive fees and commissions from Terrapin that will not exceed customary brokerage fees and commissions. Terrapin will also pay other expenses associated with the sale of the voting common stock it acquires pursuant to the Purchase Agreement.

The shares of common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Terrapin has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Terrapin no any of its affiliates will, directly or indirectly, sell for value any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Terrapin has agreed that prior to and during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our voting common stock except that Terrapin may sell shares that it is obligated to purchase under a pending draw down notice of which it has not yet taken possession if Terrapin covers any such sales with the shares purchased pursuant to the draw down notice. Terrapin has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition Terrapin and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by Terrapin or any unaffiliated broker-dealer. Under these rules and regulations, Terrapin and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker that offers shares of our common stock covered by this prospectus supplement and the accompanying prospectus that is a part of our Registration Statement with the number of copies of this prospectus and the accompanying prospectus that are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of voting common stock purchased by and sold to Terrapin and any unaffiliated broker-dealers.

We have agreed to indemnify Terrapin and its affiliates for losses related to a breach of our representations and warranties under the Purchase Agreement or any action instituted against Terrapin or its affiliates due to the transactions contemplated by the Purchase Agreement, subject to certain limitations.

Terrapin has agreed to indemnify and hold harmless us and each of our directors, employees and affiliates and persons who control us, against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Terrapin to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Financial West Group, member FINRA SIPC (“FWG”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to their Engagement Letter, we have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

Please also see the information set forth under the caption "Plan of Distribution" in the accompanying prospectus. For more information, please see the section entitled "Incorporation by Reference" in this prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Taft Stettinius & Hollister LLP, Cincinnati, Ohio.

EXPERTS

Crowe Horwath LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Crowe Horwath LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's website at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33117):

•	Our Current Report on Form 8-K filed with the SEC on August 10, 2015.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015 (the "2014 Form 10-K");

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 10, 2015;

•	The information specifically incorporated by reference into the 2014 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2015; and

•
The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on October 30, 2006, including any amendments thereto or reports filed for the purpose of updating this information.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Globalstar, Inc.
Attention: Investor Relations
300 Holiday Boulevard
Covington, Louisiana 70433
Telephone: (985) 335-1538

PROSPECTUS

GLOBALSTAR, INC.

Debt Securities
Preferred Stock
Common Stock
Warrants

We or one or more selling security holders to be identified in the future, may offer and sell the securities listed above from time to time in one or more offerings and in one or more classes or series. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting agreement. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price per share or unit of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in supplements to this prospectus and in other information filed by us with the Securities and Exchange Commission.

Our common stock is listed on the NYSE MKT under the symbol “GSAT.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 30, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

S3-6

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before buying any of the securities being offered.

Our Business

Globalstar, Inc. provides Mobile Satellite Services (“MSS”) including voice and data communications services globally via satellite. By providing wireless communications services in areas not served or underserved by terrestrial wireless and wireline networks and in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers' increasing desire for connectivity. We offer voice and data communication services over our network of in-orbit satellites and our active ground stations (or “gateways”), which we refer to collectively as the Globalstar System.

We currently provide the following communications services via satellite. These services are available only with equipment designed to work on our network:

•	two-way voice communication and data transmissions (“Duplex”) using mobile or fixed devices; and

•
one-way data transmissions ("Simplex") using a mobile or fixed device that transmits its location and other information to a central monitoring station, which includes certain SPOT and Simplex products.

We were formed as a Delaware limited liability company in November 2003, and were converted into a Delaware corporation on March 17, 2006. Unless we specifically state otherwise, all information in this prospectus is presented as if we were a corporation throughout the relevant periods.

In most of the world, we have authority to operate a wireless communications network via satellite over 27.85 MHz of radio spectrum, which is comprised of two blocks of contiguous global radio frequencies. In the United States, the FCC has authorized us to use 25.225 MHz. We refer to our licensed radio frequencies as our "spectrum."

We have integrated our second-generation satellites with our first-generation satellites to form our second-generation constellation of Low Earth Orbit (“LEO”) satellites. Our second-generation satellites were designed to last twice as long in space, have 40% greater capacity and were built at a significantly lower cost compared to our first-generation satellites. The restoration of our constellation’s Duplex capabilities was complete in August 2013, forming the world's most modern satellite network.

This restoration of Duplex capabilities resulted in a substantial increase in service levels, making our products and services more desirable to existing and potential customers. We are gaining new customers and winning back former customers, which continues to contribute to increases in Duplex service revenue. We offer a range of price-competitive products to the industrial, governmental and consumer markets. Due to the unique design of the Globalstar System (and based on customer input), we believe that we offer the best voice quality among our peer group.

We define a successful level of service for our customers as measured by their ability to make uninterrupted calls of average duration for a system-wide average number of minutes per month. Our goal is to provide service levels and call success rates equal to or better than our MSS competitors so our products and services are attractive to potential customers. We define voice quality as the ability to easily hear, recognize and understand callers with imperceptible delay in the transmission. Due to the unique design of the Globalstar System, by this measure our system outperforms geostationary (“GEO”) satellites used by some of our competitors. Due to the difference in signal travel distance, GEO satellite signals must travel approximately 42,000 additional nautical miles, which introduces considerable delay and signal degradation to GEO calls. For our competitors using cross-linked satellite architectures, which require multiple inter-satellite connections to complete a call, signal degradation and delay can result in compromised call quality as compared to that experienced over the Globalstar System.

We also compete aggressively on price. Our MSS handsets are priced significantly lower than our main MSS competitors, providing access to MSS services to a broader range of subscribers. We expect to retain our position as the low cost, high quality leader in the MSS industry.

Our satellite communications business, by providing critical mobile communications to our subscribers, serves principally the following markets: recreation and personal; government; public safety and disaster relief; oil and gas; maritime and fishing; natural resources, mining and forestry; construction; utilities; and transportation.

At December 31, 2014 and March 31, 2015, we served approximately 639,000 and 649,000 subscribers, respectively. We increased our net subscribers by 10% from December 31, 2013 to December 31, 2014 and by 12% from March 31, 2014 to March 31, 2015. In 2013 and 2014, we deactivated certain subscribers in our SPOT and Duplex subscriber base who were either suspended or non-paying. We deactivated approximately 36,000 SPOT subscribers during the first quarter of 2013 and approximately 26,000 Duplex subscribers during the first quarter of 2014. Excluding these deactivated subscribers from our December 31, 2012 subscriber count, total subscribers increased 11% from December 31, 2012 to December 31, 2013 and 15% from December 31, 2013 to December 31, 2014. We count "subscribers" based on the number of devices that are subject to agreements which entitle them to use our voice or data communications services rather than the number of persons or entities who own or lease those devices.

We designed our second-generation constellation to support our current lineup of Duplex, SPOT and Simplex products. With the improvement in both coverage and service quality resulting from the deployment of our second-generation constellation and with the release of new product and service offerings we anticipate further expansion of our subscriber base and increases in our average revenue per user, or “ARPU.”

Our products and services are sold through a variety of independent agents, dealers and resellers, and independent gateway operators (“IGOs”). We have distribution relationships with a number of "Big Box" and online retailers and other similar distribution channels which expands the diversification of our distribution channels.

Our revenue for the years ended December 31, 2014, 2013 and 2012 was $90.1 million, $82.7 million and $76.3 million, respectively. Our net loss for the years ended December 31, 2014, 2013 and 2012 was ($462.9) million, ($591.1) million and $($112.2) million, respectively. Our revenue for the quarters ended March 31, 2015 and 2014 was $21.0 million and $20.5 million, respectively. Our net loss for the quarters ended March 31, 2015 and 2014 was ($131.017) million and ($251.776) million, respectively.

Our principal executive offices are located at 300 Holiday Square Blvd., Covington, Louisiana 70433 and our telephone number at that address is (985) 335-1500.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the "Company," "Globalstar," "we" or "our" are to Globalstar, Inc. and its subsidiaries.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, debt securities and/or warrants, either individually or in combination, with a total value of up to $100,000,000, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	certain federal income tax considerations.

A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Under our amended and restated certificate of incorporation, we may issue both voting and non-voting consumer stock. Holders of our voting common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in the right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and U.S. Bank, National Association, as trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which the prospectus is a part of or will be incorporated by reference from reports we file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 1-33117) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any documents that are filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Room of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information.

Our filings are also available to the public through the SEC's website at http://www.sec.gov and in the investor relations portion of our website at www.globalstar.com. The information on our website is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;
•our Definitive Proxy Statement on Schedule 14A filed April 17, 2015;
•our Quarterly Report on Form 10-Q filed on May 8, 2015;
•our Current Reports on Form 8-K filed on May 7, 2015, June 2, 2015 and June 25, 2015; and
•the description of our common stock contained in our registration statement on Form 8-A dated October 30, 2006, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Globalstar, Inc.
300 Holiday Square,
Covington, Louisiana 70433
(985) 335-1538

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this Report, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business (including our ability to monetize our spectrum rights), our anticipated capital spending, our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes (including regulation related to the use of our spectrum), the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of new products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this prospectus regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled "Risk Factors" included in this prospectus and elsewhere or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our subsequent SEC filings. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances.

Although we believe that the forward-looking statements contained or incorporated by reference in this prospectus are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitles “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement of free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

	Period Ended
	March 31,	December 31,
	2015	2014	2013	2012	2011	2010
Earnings:
Income (loss) from continuing operations	$(129,727)	$(462,866)	$(591,116)	$(112,198)	$(54,924)	$(97,467)
Fixed charges	10,739	51,301	85,046	61,802	59,171	52,283
Amortization of capitalized interest	3,741	16,643	17,580	11,135	8,265	3,648
Income tax expense (benefit)	228	881	1,138	413	(109)	396
Loss (income) in equity investee	—	—	634	335	420	2,829
Less: interest capitalized	(2,191)	(7,945)	(17,096)	(40,116)	(54,139)	(47,122)

Total earnings	$(117,210)	$(401,986)	$(503,814)	$(78,629)	$(41,316)	$(85,433)

Fixed Charges:
Interest expensed	$8,517	$43,233	$67,828	$21,506	$4,824	$5,021
Estimated interest component of rental expense (1)	31	123	122	180	208	140
Interest capitalized	2,191	7,945	17,096	40,116	54,139	47,122

Total Fixed Charges	$10,739	$51,301	$85,046	$61,802	$59,171	$52,283

Ratio of Earnings to Fixed Charges	*	*	*	*	*	*

Excess of fixed charges over earnings	$127,949	$453,287	$588,860	$140,431	$100,487	$137,716
* For these periods, earnings were inadequate to cover fixed charges.

(1) Represents our estimate of the interest component of noncancelable operating lease rental expense.

The ratios were computed by dividing earnings by fixed charges. For this purpose:

•
The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

•
The term "earnings" is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) the company's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that the Company accounts for using the equity method of accounting.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and U.S. Bank, National Association (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together, the Senior Indenture and the Subordinated Indenture are called "Indentures."

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Globalstar and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to the prior claims of the subsidiaries' creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures we will enter into below. The summary is not complete and is qualified in its entirety by reference to all the provisions of the Indentures and any supplemental indenture to a particular series of Debt Securities. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or with the prospectus supplement under which the Debt Securities are issued, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

Words and phrases capitalized but not defined under "Description of Debt Securities" have the respective meanings ascribed to them in the Indentures.

General

The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "-Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) any limit on the aggregate principal amount of the Debt Securities;

(4) the dates on which the principal of the Debt Securities will be payable;

(5) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6) the places where payments on the Debt Securities will be payable;

(7) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(9) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(10) whether the Debt Securities are defeasible;

(11) any addition to or change in the Events of Default;

(12) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (as it may be supplemented or amended from time to time),

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof ("Original Issue Discount Securities"), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•
the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•
the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•
the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-Legal Defeasance and Covenant Defeasance."

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of Holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by Holders of such series of Debt Securities would be subject to adjustment.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) we determine in our sole discretion that the Debt Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or our respective agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated loan may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any Person, and shall not permit any other Person to consolidate with or merge into us, unless:

(1) either: (i) we are the surviving corporation or (ii) the Person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the Debt Securities and under the Indentures pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately before and after giving pro forma effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

Events of Default

Unless otherwise specified in the prospectus supplement, it is anticipated that each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under "-Consolidation, Merger and Sale of Assets";

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

(6) certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

If an Event of Default (other than an Event of Default with respect to Globalstar, Inc. described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Globalstar, Inc. described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "-Modification and Waiver" below.

Subject to the provisions in the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

We will be required to furnish to each Trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Stated Maturity of the principal of, or time for payment of any installment of principal of or interest on, any Debt Security;

(2) reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof:

(4) change the place or the coin or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5) impair the right to institute suit for the enforcement of any payment due on any Debt Security;

(6) modify the subordination provisions in the case of Subordinated Debt Securities;

(7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(9) modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will he deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(3) certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1) either:

(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

and in either case we have irrevocably deposited with the Trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the Indentures relating to defeasance and discharge of indebtedness, which we call "legal defeasance," relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call "covenant defeasance."

Legal Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) we must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by us with the intent of preferring the Holders of the Debt Securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

(5) we must deliver to the Trustee an Officer's Certificate stating that all conditions precedent set forth in (1), (2), (3), (4) or (6), as applicable, have been complied with;

(6) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

(7) we have delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth in (1), (3) or (4) above have been complied with.

Covenant Defeasance.    The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6) and (7) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Trustees and any of our respective agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation which is incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 29, 2009, and by our bylaws which are incorporated in this prospectus by reference to our Quarterly Report on Form 10-Q for the quarter ended September 31, 2006.

Until March 17, 2006, we operated as a Delaware limited liability company. As such the rights of our members were governed by the Delaware Limited Liability Company Act and the provisions of our limited liability company agreement which reflected various negotiations and agreements among Thermo, the creditors of Old Globalstar and others. The limited liability company agreement expressly permitted our conversion into a Delaware corporation provided that various provisions of the limited liability company agreement, including those dealing with election of directors, voting rights, preemptive rights and "tag along" rights, were incorporated into our certificate of incorporation. On March 17, 2006, we converted into a Delaware corporation. Our certificate of incorporation initially authorized the issuance of three series of common stock consisting of 300 million shares of Series A common stock, 20 million shares of Series B common stock and 480 million shares of Series C common stock. Each series of common stock had equivalent dividend and liquidation rights, but differing voting rights with respect to the election of directors, amendments to the certificate of incorporation and approval of certain transactions. Thermo held all of the Series C common stock, which entitled it to elect a majority of our directors. As required by our limited liability company agreement, our certificate of incorporation also restricted transfer of our common stock without approval of our board, granted all stockholders who were accredited investors pre-emptive rights to purchase shares of common stock if we issued additional shares of common stock, subject to certain exceptions, and entitled minority stockholders to participate in certain sales of a majority interest in our stock. The certificate also required that our stock be registered under the Exchange Act by October 13, 2006, which date subsequently was extended until December 31, 2006.

Amendment and Restatement of Certificate of Incorporation and Bylaws

In October 2006, our stockholders adopted an amended and restated certificate of incorporation and amended and restated bylaws which became effective on October 25, 2006. Pursuant to our amended and restated certificate of incorporation:

all shares of our common stock of each series were combined into one series of common stock;

each outstanding share of common stock of each series was converted automatically into one share of common stock;

all special voting rights pertaining to any series of common stock as described above were abolished;

pre-emptive rights and other special provisions described above terminated, except for the rights under the pre-emptive rights offering to stockholders as of June 15, 2006 in connection with the irrevocable standby stock purchase agreement with Thermo Funding; and

in addition to 800 million shares of common stock, we became authorized to issue up to 100 million shares of preferred stock of one or more classes or series, as described below.

Additionally, immediately after the filing of our amended and restated certificate of incorporation, a stock dividend affecting the six-for-one split of our common stock, which had been pre-approved by our board of directors, became effective.

Our certificate of incorporation was subsequently amended to permit us to issue, in addition to the preferred stock, up to 1.2 billion shares of voting common stock and 400 million shares of non-voting common stock.

The following summary of the material terms and provisions of our capital stock is qualified in its entirety by reference to the forms of our amended and restated certificate of incorporation and bylaws, copies of which may be obtained upon request. See "Where You Can Find Additional Information."

Common Stock

General.    We are authorized to issue 1.2 billion shares of voting common stock and 400 million shares of non-voting common stock, each par value $0.0001 per share. All outstanding shares of common stock are, and all shares of common stock to be issued upon exercise of any warrants offered hereby will be, fully-paid and nonassessable. As of July 29, 2015, we had 110 stockholders of record.

Dividends.    Subject to preferences that may be granted to holders of any preferred stock and restrictions under our credit agreement, the holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

Voting Rights.    Each share of voting common stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority or, in the case of the election of directors, by a plurality, of the votes present in person or by proxy and entitled to vote.

The non-voting common stock has identical rights and privileges, including dividend and liquidation rights, as the common stock, except that holders of non-voting common stock are not entitled to vote on most actions, including the election or removal of directors, other than certain extraordinary transactions as required by Delaware law. Holders of non-voting common stock will have the right to convert their shares into voting common stock:

(i) at the discretion of any holder; provided, however, that if the holder is Thermo Holding Company or its affiliates, conversion will not be permitted if it would cause Thermo to own directly or indirectly voting stock in the election of directors representing 70% or more of the total voting power of Globalstar’s outstanding stock having power to vote in the election of directors,

(ii) upon the transfer (or, in the case of a transfer pursuant to a registration statement filed with the SEC of Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such shares of non-voting common stock by the holder thereof to any transferee other than Thermo,

(iii) upon our merger with or consolidation into any other corporation (except a subsidiary of Globalstar or Thermo) or

(iv) upon the sale of all or substantially all of Globalstar’s assets.

Preemptive Rights.    Holders of common stock do not have preemptive rights with respect to the issuance and sale by the company of additional shares of common stock or other equity securities of the company.

            Liquidation Rights.    Upon dissolution, liquidation or winding-up, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

Our board of directors has the authority, without further action of our stockholders, to issue up to 100 million shares of preferred stock, par value $0.0001 per share, in one or more series, to determine the number of shares constituting and the designation of each series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, which may include dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences.

There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

No shares of our preferred stock are outstanding. We have no current plans to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws and of Delaware General Corporation Law

The provisions of the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws summarized below may have the effect of discouraging, delaying or preventing a hostile takeover, including one that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in the control or management of the Company.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

•
if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent;

•
if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, the approval of holders of 66 2/3% of the shares then entitled to vote in the election of directors will be required to adopt, amend or repeal our amended and restated certificate of incorporation or bylaws;

•	our board of directors is expressly authorized to make, alter or repeal our bylaws;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

•
our board of directors are divided into three classes of service with staggered three-year terms, meaning that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•	our board of directors is authorized to issue preferred stock without stockholder approval;

•
if Thermo does not own a majority of our outstanding capital stock entitled to vote in the election of directors, directors may only be removed for cause by the holders of 66 2/3% of the shares then entitled to vote in the election of directors; and

•
we will indemnify directors and certain officers against losses they may incur in connection with investigations and legal proceedings resulting from their service to us, which may include services in connection with takeover defense measures.

The anti-takeover and other provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an "interested stockholder" for three years after the person becomes an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an "interested stockholder" is defined to include (a) any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person. Thermo is not an "interested stockholder" because it acquired more than 15% of our outstanding stock prior to the completion of our initial public offering.

For purposes of Section 203, the term "business combinations" includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder's proportionate share ownership of our company.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

•	for any breach of the director's duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

•	for any transaction from which the director derived an improper personal benefit.

Listing

Our common stock is listed on NYSE MKT under the trading symbol "GSAT."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities, Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the "Expiration Date");

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

        In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the shares of common stock listed on The NYSE MKT. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters' obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE MKT, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, will pass upon certain legal matters in connection with certain of the offered securities.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.